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                                                                       Exhibit n

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and the use of our report July 7, 2004 in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Floating Rate Income Opportunity Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (File No. 333-115200) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21579).


                             /s/ ERNST & YOUNG LLP







Chicago, Illinois
July 26, 2004